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                                   EXHIBIT 5.1
                           OPINION REGARDING LEGALITY

                                  May 10, 2000

WebLink Wireless, Inc.
Attn: Frederick G. Anderson, Esq.
3333 Lee Parkway, Suite 100
Dallas, Texas   75219

Re:      WebLink Wireless, Inc. 2000 Flexible Incentive Plan

Dear Gentlemen:

         We have acted as counsel for WebLink Wireless, Inc., a Delaware corporation (the "Corporation"), in connection with the offer and sale by the Corporation of up to 3,000,000 shares of common stock (the "Shares"), par value $0.0001 per share, of the Corporation pursuant to the Corporation's 2000 Flexible Incentive Plan (the "Plan"). The Corporation is today filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration of the Shares under the Securities Act of 1933. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

         We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Corporation's Certificate of Incorporation, (b) the Corporation's Bylaws, as currently in effect, (c) minutes of meetings or unanimous consents in lieu of meetings of the Corporation's board of directors authorizing and approving the issuance and sale of the Shares and (d) certificates of officers of the Corporation and public officials and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon such examination and in reliance thereon, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the Plan, including receipt prior to issuance of the full consideration payable for the Shares, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this Firm in the Registration Statement and Prospectus included therein.

                                        Very truly yours,

                                        WINSTEAD SECHREST & MINICK P.C.

                                        By: /s/ Ted S. Schweinfurth
                                            ------------------------------
                                            Ted S. Schweinfurth



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